Exhibit 10.58

KADMON HOLDINGS, INC.

STOCK APPRECIATION RIGHT AGREEMENT

(For U.S. Participants with Employment Agreements)

Kadmon Holdings, Inc. (the “Company”) has granted to the Participant named in the Notice of Grant of Stock Appreciation Right (the “Grant Notice”) to which this Stock Appreciation Right Agreement (For U.S. Participants with Employment Agreements) (the “SAR Agreement”) is attached a right to acquire shares of Stock (the “SAR”) upon the terms and conditions set forth in the Grant Notice and this SAR Agreement.  The SAR has been granted pursuant to, and shall in all respects be subject to, the terms and conditions of the Kadmon Holdings, Inc. 2016 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference.  By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with, the Grant Notice, this SAR Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of shares issuable pursuant to the SAR (the “Plan Prospectus”); (b) accepts the SAR subject to all of the terms and conditions of the Grant Notice, this SAR Agreement and the Plan; and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this SAR Agreement or the Plan.

1. Definitions and Construction.
1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2 Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this SAR Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. Administration.

All questions of interpretation concerning the Grant Notice, this SAR Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the SAR shall be determined by the Committee.  All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the SAR, unless fraudulent or made in bad faith.  Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the SAR or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the SAR.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

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3. Exercise of the SAR.

3.1 Right to Exercise.  Except as otherwise provided herein, the SAR shall be exercisable on and after the Applicable Vesting Date and prior to the termination of the SAR (as provided in Section 5) in an amount as set forth below under Section 3.3.  In no event shall the SAR be exercisable for more shares than the Number of SAR Shares, as adjusted pursuant to Section 8.

3.2 Method of Exercise.  Exercise of the SAR shall be by means of electronic or written notice (the “Exercise Notice”) in a form authorized by the Company.  An electronic Exercise Notice must be digitally signed or authenticated by the Participant in such manner as required by the notice and transmitted to the Company or an authorized representative of the Company (including a third-party administrator designated by the Company).  In the event that the Participant is not authorized or is unable to provide an electronic Exercise Notice, the SAR shall be exercised by a written Exercise Notice addressed to the Company, which shall be signed by the Participant and delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Company, or an authorized representative of the Company (including a third-party administrator designated by the Company).  Each Exercise Notice, whether electronic or written, must state the Participant’s election to exercise the SAR, the number of whole shares of Stock for which the SAR is being exercised and such other representations and agreements as to the Participant’s investment intent with respect to such shares as may be required pursuant to the provisions of this SAR Agreement.  Further, each Exercise Notice must be received by the Company prior to the termination of the SAR as set forth in Section 5.  The SAR shall be deemed to be exercised upon receipt by the Company of such electronic or written Exercise Notice and, subject to Section 3.4, the satisfaction of any tax withholding requirements.

3.3 Exercise of SARs.    Upon the exercise of the SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each Vested Share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR minus the Exercise Price.  Payment of such amount shall be made in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR.  When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR.  For purposes of this Section 3.3, the SAR shall be deemed exercised on the date on which the Company receives the Participant’s Exercise Notice.

3.4 Tax Withholding.

(a) In General.  At the time the SAR is exercised, in whole or in part, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company Group, if any, which arise in connection with the SAR (collectively, “Tax Withholding

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Obligations”).  The Company shall have no obligation to deliver shares of Stock or cash (or a combination thereof), as applicable, until the Tax Withholding Obligations of the Participating Company Group have been satisfied by the Participant.

(b) Withholding Requirement.    The Committee shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s Tax Withholding Obligations upon exercise of the SAR by deducting from the shares of Stock (or the cash equivalent) otherwise issuable to the Participant upon such exercise a number of whole shares (or cash equivalent) having a Fair Market Value, as of the date of exercise, not in excess of the amount of such Tax Withholding Obligations.

3.5 Beneficial Ownership of Shares; Certificate Registration.  The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the exercise of the SAR.  Except as provided by the preceding sentence, a certificate for the shares as to which the SAR is exercised shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

3.6 Restrictions on Grant of the SAR and Issuance of Shares.  The grant of the SAR and the issuance of shares of Stock upon exercise of the SAR shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  Shares of Stock will not be issued upon the exercise of the SAR if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed or violate the terms of the Plan.  In addition, shares of Stock will not be issued upon the exercise of the SAR unless (i) a registration statement under the Securities Act shall at the time of exercise of the SAR be in effect with respect to the shares issuable upon exercise of the SAR or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the SAR may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  THE PARTICIPANT IS CAUTIONED THAT THE SAR MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED.  ACCORDINGLY, THE PARTICIPANT MAY NOT BE ABLE TO EXERCISE THE SAR WHEN DESIRED EVEN THOUGH THE SAR IS VESTED.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the SAR shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to the exercise of the SAR, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

3.7 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the SAR.
4. Nontransferability of the SAR.

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During the lifetime of the Participant, the SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative.  The SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  Following the death of the Participant, the SAR, to the extent provided in Section 6, may be exercised by the Participant’s legal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

5. Termination of the SAR.

The SAR shall terminate and may no longer be exercised after the first to occur of (a) the close of business on the SAR Expiration Date, (b) the close of business on the last date for exercising the SAR following termination of the Participant’s Service as described in Section 6, or (c) following a Change in Control to the extent provided in Section 7.

6. Effect of Termination of Service.

6.1 SAR Exercisability.    Except as otherwise provided in this Section 6 and notwithstanding the terms of any employment agreement between a Participating Company and the Participant, the SAR shall terminate immediately upon Participant’s termination of Service to the extent that it is then unvested.  Upon the Participant’s termination of Service, the vested portion of the SAR shall be exercisable after the Participant’s termination of Service only during the applicable time period as determined below and thereafter shall terminate.

(a) Disability.  If the Participant’s Service terminates because of the Disability of the Participant, the SAR granted hereunder shall be deemed to have vested in its entirety, immediately, and to the extent unexercised by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the SAR Expiration Date.

(b) Death.  If the Participant’s Service terminates because of the death of the Participant, the SAR granted hereunder shall be deemed to have vested in its entirety, immediately, and to the extent unexercised by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the SAR Expiration Date.

(c) Termination for Cause.  Notwithstanding any other provision of this SAR Agreement to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the SAR otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the SAR shall terminate in its entirety (whether vested or unvested) and cease to be

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exercisable immediately upon such termination of Service or act. For purposes hereof, “Cause” shall have the meaning defined in the Participant’s employment agreement.

(d) Other Termination of Service.  If the Participant’s Service terminates for any reason, except Disability, death or Cause, the SAR, to the extent unexercised and exercisable for Vested Shares by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the SAR Expiration Date.  Section 6.1 will apply with respect to any unvested shares.

6.2 Extension if Exercise Prevented by Law.  Notwithstanding the foregoing, other than termination of the Participant’s Service for Cause, if the exercise of the SAR within the applicable time periods set forth in Section 6.1 is prevented by the provisions of Section 3.6, the SAR shall, to the extent permitted by Section 409A of the Code, remain exercisable until the later of (a) thirty (30) days after the date such exercise first would no longer be prevented by such provisions, or (b) the end of the applicable time period under Section 6.1, but in any event no later than the SAR Expiration Date.

7. Effect of Change in Control.

In the event of a Change in Control, the SAR granted hereunder shall be deemed to have vested in its entirety immediately upon the Change in Control.  Except to the extent that the Committee determines to cash out the SAR in accordance with Section 13.1(c) of the Plan, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, assume or continue in full force and effect the Company’s rights and obligations under all or any portion of the SAR or substitute for all or any portion of the SAR a substantially equivalent stock appreciation right for the Acquiror’s stock.  For purposes of this Section, the SAR or any portion thereof shall be deemed assumed if, following the Change in Control, the SAR confers the right to receive, subject to the terms and conditions of the Plan and this SAR Agreement, for each share of Stock subject to such portion of the SAR immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise of the SAR, for each share of Stock subject to the SAR, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control.  The SAR shall be deemed exercised immediately upon the time of consummation of the Change in Control to the extent that the SAR is neither assumed or continued by the Acquiror in connection with the Change in Control, and paid out in accordance with the terms of this SAR Agreement and the Plan.

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8. Adjustments for Changes in Capital Structure.

Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number, Exercise Price and kind of shares (or cash equivalent) subject to the SAR, in order to prevent dilution or enlargement of the Participant’s rights under the SAR.  For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.”  Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the Exercise Price shall be rounded up to the nearest whole cent.  In no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock (or cash equivalent) subject to the SAR. The Committee in its sole discretion, may also make such adjustments in the terms of the SAR to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate.  All adjustments pursuant to this Section shall be determined by the Committee, and its determination shall be final, binding and conclusive.

9. Rights as a Stockholder, Director, Employee or Consultant.

The Participant shall have no rights as a stockholder with respect to any shares covered by the SAR until the date of the issuance of the shares for which the SAR has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 8.  If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term.  Nothing in this SAR Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service as a Director, an Employee or Consultant, as the case may be, at any time.

10. Legends.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this SAR Agreement.  The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the SAR in the possession of the Participant in order to carry out the provisions of this Section, and the Company shall place all appropriate legends, as determined by the Company, on any and all such certificates representing shares of stock pursuant to this Section.

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11. Miscellaneous Provisions.

11.1 Termination or Amendment.  The Committee may terminate or amend the Plan or the SAR at any time; provided, however, that except as provided in Section 7 in connection with a Change in Control, no such termination or amendment may have a materially adverse effect on the SAR or any unexercised portion thereof without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation.  No amendment or addition to this SAR Agreement shall be effective unless in writing.

11.2 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this SAR Agreement.

11.3 Binding Effect.  This SAR Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

11.4 Delivery of Documents and Notices.  Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this SAR Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a) Description of Electronic Delivery.  The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this SAR Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically.  In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice and Exercise Notice called for by Section 3.2 to the Company or to such third party involved in administering the Plan as the Company may designate from time to time.  Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b) Consent to Electronic Delivery.  The Participant acknowledges that the Participant has read Section 11.4(a) of this SAR Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice and Exercise Notice, as described in Section 11.4(a).  The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing.  The Participant further acknowledges that the Participant will be provided with a paper copy of any

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documents if the attempted electronic delivery of such documents fails.  Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails.  The Participant may revoke his or her consent to the electronic delivery of documents described in Section 11.4(a) or may change the electronic mail address to which such documents are to be delivered (if the Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail.  Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 11.4(a).

11.5 Integrated Agreement.  The Grant Notice, this SAR Agreement and the Plan, together with the Superseding Agreement, if any, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter.  To the extent contemplated herein, the provisions of the Grant Notice, the SAR Agreement and the Plan shall survive any exercise of the SAR and shall remain in full force and effect.

11.6 Applicable Law.  This SAR Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.

11.7 Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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